UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2021
Vail Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2021, Vail Resorts, Inc. (the “Company”) announced that Robert A. Katz, Chairman and Chief Executive Officer, plans to transition out of his role as Chief Executive Officer and into the role of Executive Chair effective November 1, 2021 (the “Effective Date”). Mr. Katz will continue to serve as a director of the Company. As part of a planned leadership succession, the Company also announced that Kirsten A. Lynch, Executive Vice President and Chief Marketing Officer, will succeed Mr. Katz as Chief Executive Officer, effective as of the Effective Date. Ms. Lynch will also be appointed as a member of the Board of the Company, effective as of the Effective Date, increasing the total number of directors on the Company’s Board from nine to ten.

Ms. Lynch, age 52, joined the Company in July 2011 as Executive Vice President and Chief Marketing Officer. Prior to joining the Company, Ms. Lynch was with PepsiCo, Inc., where she was Chief Marketing Officer of the Quaker Foods and Snacks Division from 2009 to 2011. Prior to PepsiCo, Inc., Ms. Lynch worked for Kraft Foods for over 12 years holding various leadership marketing positions for the company. Ms. Lynch is a member of the board of directors of Stitch Fix, Inc., a publicly traded ecommerce company focused on personalized data-driven fashion.

Upon effectiveness of Ms. Lynch becoming Chief Executive Officer on the Effective Date, Ms. Lynch will be entitled to receive the following compensation:

•an annual base salary of $1,000,000;
•an incentive target cash bonus equal to 100% of her base salary, subject to the terms and conditions of the Company’s Management Incentive Plan;
•target annual equity awards under the Company’s 2015 Omnibus Incentive Plan of approximately $4,500,000 comprised of 50% restricted share units and 50% share appreciation rights at a 10% premium to market, which are expected to vest in three equal installments beginning on the first anniversary of the grant date;
•participation in the Perquisite Fund Program with an annual allowance of $70,000 per year to be used at the Company’s owned or operated resorts; and
•other customary benefits provided to senior executives of the Company.

There is no arrangement or understanding between Ms. Lynch and any other person pursuant to which Ms. Lynch was selected to her respective position. There are no transactions to which the Company is a party and in which Ms. Lynch has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Lynch and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

Item 7.01. Regulation FD Disclosure

The Company issued a press release on August 10, 2021 announcing the leadership transition described in Item 5.02 above, which is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: August 10, 2021	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel & Secretary